MERGER AGREEMENT AND PLAN OF REORGANIZATION
                   -------------------------------------------

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated May 22, 2000, by and among Asia Prepress Technology, Inc., a Maryland corporation ("Prepress"), Calvin A. Cox and Patrick R. Cox (individually a "Shareholder" and collectively the "Shareholders"), ZiaSun Technologies, Inc., a Nevada corporation ("ZiaSun"), and Momentum Merger Corp., a Maryland corporation ("MergerSub").

                             PLAN OF REORGANIZATION
                             ----------------------

     The reorganization (the "Reorganization") will comprise, in general, the merger of MergerSub with and into Prepress and the issuance to the Shareholders by ZiaSun of one hundred thousand (100,000) restricted shares of the authorized but unissued voting common stock (the "Common Stock") of ZiaSun (the "Shares"), and $100,000 cash (collectively the "Acquisition Consideration") in exchange for the cancellation of the shares of Prepress, all upon and subject to the terms and conditions of the agreement hereinafter set forth. The parties intend that the Reorganization qualifies as a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties further intend for the Reorganization to qualify for accounting treatment as a purchase.

                                    AGREEMENT
                                    ---------

     In order to consummate the Reorganization, and in consideration of the representations and undertakings herein set forth, the parties agree as follows:

     1. The Merger. At the Effective Time (as defined in Section 1.1) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Maryland Code Annotated (the "MDC"), MergerSub shall be merged with and into Prepress, the separate existence of MergerSub shall cease and Prepress shall continue as the surviving corporation and as a wholly-owned subsidiary of ZiaSun (the "Merger"). Prepress as the surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation." The Merger shall be accomplished as follows:

          1.1 Effective Time. The closing of the Merger (the "Closing") will take place as promptly as practicable, but in no event later than fourteen
     (14) days from the date hereof, at the offices of Wenthur & Chachas, 4180 La Jolla Village Drive, Suite 500, La Jolla, California 92037, or via federal express. At the Closing, the parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Maryland Secretary of State (the "Certificate of Merger") in accordance with the relevant provisions of the MDC. The date and time the Merger becomes effective in accordance with the provisions of the MDC is the "Effective Time."

          1.2 Effect of the Merger.  At the  Effective  Time,  the effect of the
     Merger shall be as provided in the applicable provisions of the MDC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Prepress and MergerSub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Prepress and MergerSub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.3 Articles of Incorporation: Bylaws. Unless otherwise determined by ZiaSun prior to the Effective Time, at the Effective Time, the Articles of Incorporation and Bylaws of Prepress shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

          1.4 Directors and Officers. The Directors of MergerSub immediately prior to the Effective Time shall be the initial Directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of MergerSub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

          1.5 Shares to be Issued. The maximum number of shares of ZiaSun Common Stock to be issued in exchange for the cancellation of all outstanding Prepress capital stock shall be one hundred thousand (100,000) restricted shares. At the Closing Prepress shall have one hundred (100) shares issued and outstanding and each share of Common Stock of Prepress (the "Prepress Common Stock") issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive 1,000 restricted shares of ZiaSun Common Stock upon surrender of the certificate representing such shares of Prepress Common Stock in the manner provided in Section 1.7. From the date hereof until the Effective Time, Prepress agrees not to issue any additional shares of its capital Stock (including any options, warrants, conversion privileges or other rights, commitments or agreements of any nature to purchase any such shares of Prepress capital Stock). All of the shares of MergerSub owned by ZiaSun immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of MergerSub evidencing ownership of any shares shall continue to evidence ownership of shares of capital stock of the Surviving Corporation. No fraction of a share of ZiaSun Common Stock will be issued, but in lieu thereof, each holder of shares of Prepress Common Stock who would otherwise be entitled to a fraction of a share of ZiaSun Common Stock (after aggregating all fractional shares of ZiaSun Common Stock to be received by such holder) shall be entitled to receive from ZiaSun in cash, the amount (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of ZiaSun Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing, as reported on the NASD Over the Counter Bulletin Board.

          1.6 Dissenting Shares. Prior to the execution and delivery of this Agreement by the parties, all of the holders of Prepress Common Stock shall have irrevocably consented to and approved the Merger and no holders of any shares of Prepress Common Stock shall be entitled to appraisal or dissenters' rights.

          1.7 Surrender of Certificates. Prior to the Effective Time, ZiaSun shall designate its legal counsel, Wenthur & Chachas, to act as the exchange agent (the "Exchange Agent") in the Merger. Promptly after the Effective Time, ZiaSun shall make available to the Exchange Agent for exchange in accordance with this Section 1.7, the aggregate number of shares of ZiaSun Common Stock issuable pursuant to Section 1.5 in exchange for all issued and outstanding shares of Prepress Common Stock. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Prepress Common Stock whose shares were converted to the right to receive shares of ZiaSun Common Stock pursuant to Section 1.5,
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and shall have such other provisions as ZiaSun may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ZiaSun Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of the Certificate shall be entitled to receive in exchange therefore a certificate representing the number of whole shares of ZiaSun Common Stock plus cash in lieu of fractional shares in accordance with Section 1.5, to which such holder is entitled pursuant to Section 1.5, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Prepress Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of ZiaSun Common Stock into which such shares of Prepress Common Stock shall and have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.5.

          1.8 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and qualify for accounting treatment as a "purchase."

          1.9 Further Action. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of Prepress and MergerSub, the officers and Directors of Prepress and MergerSub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     2. Representations and Warranties of Prepress and Shareholders. Prepress and each of the Shareholders, jointly and severally, represent and warrant to ZiaSun that, to the best of their knowledge, all of the statements made below in this Section 2 are true and correct in all material respects. These representations and warranties are subject to the exceptions set forth on attached Exhibit 2 (the "Schedule of Exceptions"), specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder. The phrase "to the best knowledge of Prepress" shall, when included in a representation or warranty made by a Shareholder, means to the best knowledge of such Shareholder.

          2.1 Organization and Standing. Prepress is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Prepress is not required to be qualified as a foreign corporation in any jurisdiction; provided, however, that Prepress need not be qualified in any jurisdiction in which a failure to qualify would not have a material and adverse effect on its operations or financial condition.

          2.2 Capitalization. The authorized capital stock of Prepress consists of one thousand (1,000) share of Common Stock, of which one hundred (100) shares are presently, and at the Effective Time will be issued and outstanding. All of Prepress's issued and outstanding shares are owned beneficially and of record by the Shareholders in the amounts set forth on attached Exhibit 2.2. All outstanding shares of Prepress Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Prepress or any agreement to which Prepress or either Shareholder is a party or by which it is bound. There are no options, warrants, calls, rights, conversion privileges, commitments or agreements of any character, written or oral, to which Prepress is party, or by which it is bound, obligating Prepress to issue, deliver, sell, repurchase or redeem any shares of the capital stock of Prepress.

          2.3 Subsidiaries. Prepress has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, joint venture, partnership or other business entity.

          2.4 Corporate Authority and Authorization. Prepress has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Prepress, its officers, directors and Shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Prepress and the performance of all of Prepress's obligations hereunder has been taken. As set forth in Section 1.6 above, all of the holders of Prepress Capital Stock have consented to and approved the Merger and no holders of any shares of Prepress Capital Stock are entitled to appraisal or dissenters' rights. This Agreement constitutes a valid and binding obligation of Prepress and the Shareholders, enforceable against Prepress and the Shareholders in accordance with its terms, except as the indemnification provisions of Section 5.0 hereof may be limited by principles of public policy and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          2.5 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Prepress is required in connection with the valid execution and delivery of this Agreement, or the consummation of any transaction contemplated hereby.

          2.6 Intellectual Property.
              ----------------------

               2.6.1 To the best knowledge of Prepress and Shareholders, Prepress possesses and has good, valid and marketable title, free and clear of all security interests, liens, claims, charges, encumbrances or any other defects in title of any nature whatsoever to, or has the valid, enforceable right to use (pursuant to written agreements, true and correct copies of which are listed on Exhibit 2.6.1 and have been submitted to ZiaSun), all trademarks, trademark rights, trade names, trade name rights, licenses, franchises, service marks, patents, patent applications, copyrights, inventions, discoveries, improvements, processes, trade secrets, confidential or proprietary information, formulae, proprietary rights or data, shop rights, algorithms, technical data, ideas or know-how (collectively the "Intellectual Property") necessary to conduct its business as now being conducted, without conflict with or infringement upon any valid rights of others and the lack of which could adversely affect the operations or condition, financial or otherwise, of Prepress. To the best knowledge of Prepress and Shareholders, Prepress (i) owns or has the right to use (and to make, use, sell, license and lease products incorporating or manufactured using), free and clear of all liens, claims and restrictions, all Intellectual Property used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of or other claimant to any patent, trademark, service mark, trade name, copyright, license or other right with respect to the use thereof in connection with the conduct of its business or otherwise. Prepress owns and has unrestricted rights to use all Intellectual Property required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by Prepress, free and clear of any rights, liens or claims of others, including, without limitation, former employers or all employees of Prepress, of which it has knowledge. All of the foregoing rights to Intellectual Property will be owned and enjoyed by the Surviving Corporation following the Merger without the consent or approval of any third party and, following such Merger, the Surviving Corporation will possess and enjoy all of such rights to Intellectual Property as Prepress did immediately prior to such Merger.

               2.6.2 Set forth in Exhibit 2.6.2 is a complete listing of all software related in any fashion or manner whatsoever to the business of Prepress as now conducted (the "Software"). All copies of the Software were, as of the Closing, in Prepress's possession and control, except for certain object code copies which then were in the possession of customers of Prepress. All such customers have entered into license agreements with Prepress that, to the best knowledge of Prepress, effectively protect Prepress's rights in and to all such Software. For purposes of this Section, the term "Software" includes any set of instructions (including, without limitation, arithmetic, logical, data transfer, data manipulation and input/output) meant to run on, or to control the operation of, any computer, whether those instructions are a complete program, a collection of programs making up a subsystem or system or are merely subroutines or macro routines meant to operate in conjunction with other software, and whether such instructions must be run through another computer program (commonly referenced as a "compiler") before being usable on a computer, whether such instructions must be used at execution time in conjunction with another computer program (commonly referenced as an "interpreter") or whether such instructions are in a form that can be run on a computer "as is" without additional programs.

          2.6.3 To the best knowledge of Prepress and Shareholders, the Software will not, due to a date change: (i) have any operational impediments, (ii) malfunction, (iii) cease to perform, (iv) generate incorrect or ambiguous data or results with respect to same-century and multi-century, Leap Year and other calendar formulas, functions and data or (v) produce incorrect or ambiguous results with respect to same-century and multi-century, Leap Year and other calendar formulas, functions, date values and date data interfaces. The Software is free from all computer "viruses" and other illicit code. The Software performs in all material respects in accordance with its functional specifications.

          2.7  Manufacturing   Rights.   Prepress  has  not  granted  rights  to
     manufacture or assemble its products to any other person or entity.

          2.8 Officers, Directors and Employees.

               2.8.1 With the  exception  of the duties  that  Calvin A. Cox may have to Maryland Composition Company, a Maryland corporation and its parent corporation, Consolidated Graphics, Inc., a Texas corporation, to the best knowledge of Prepress and the Shareholders, no present or former officer, director or employee of Prepress is a party to, or is otherwise bound by any agreement or arrangement (including any agreement of non-competition) that in any way adversely affects his or her performance of his or her duties as an officer, director or employee of Prepress or Prepress's ability to conduct its business. Prepress has established appropriate policies and procedures to ensure no officer, director or other employee of Prepress misuses confidential information or trade secrets of others in the course of their employment or other relationship with Prepress. Prepress is not a party to any labor agreements, employment contracts, consulting agreements or any other instruments which limit the rights of Prepress to terminate the employment or other relationship with a particular individual at will. To the best of knowledge of Prepress and Shareholders, Prepress is not aware that any officer, director or key employee, or that any group of officers, directors or key employees, would not continue their employment with ZiaSun on the same terms as previously employed by Prepress.

               2.8.2 Except as mandated by the laws of the United States or the Philippines, Prepress: (i) is not bound by or subject to any collective bargaining agreement with respect to any of its employees nor has any labor union requested or, to the best knowledge of Prepress, sought to represent any of the employees, representatives or agents of Prepress, (ii) does not have any current labor problems or disputes, pending or threatened, (iii) does not have in effect any "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or employee benefit or similar plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, except that Mark McMullen, Patrick Cox and Amelia V. Cox have established simple IRA's which Prepress has contributed to, and (iv) does not maintain, has not in the past maintained and is not and has not been a contributor to any multi-employer plan or single employer plan, as defined in Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, for the employees of Prepress or any trade or business (whether or not incorporated) which, together with Prepress, would be deemed to be a "single employer" within the meaning of such Section 4001. Prepress has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes.

          2.9 Certain Transactions. Prepress is not indebted, directly or indirectly, to any of its officers, directors or Shareholders, or to their respective affiliates, spouses or children, in any amount whatsoever, except for salaries and fees accrued in the ordinary course of business. To the best knowledge of Prepress and the Shareholders, none of said officers, directors or Shareholders, or any of their affiliates or members of their immediate families, are indebted to Prepress or have any direct or indirect ownership interest in any firm or corporation with which Prepress is affiliated or with which Prepress has a business relationship, or any firm or corporation which competes with Prepress (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded). With the exception of the relationship between Maryland Composition Company, Inc. and Prepress, no officer, director or Shareholder, or any affiliate or member of their immediate families, is, directly or indirectly, interested in any material contract with Prepress.

          2.10 Compliance with Other Instruments, None Burdensome, Etc. , To the best knowledge of Prepress and Shareholders, Prepress is not in violation of any term of its Articles of Incorporation or Bylaws, as amended and in effect on and as of the Closing. Prepress is not in violation in any respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to it where such violation would adversely affect Prepress, its operations or financial condition. The execution, delivery and performance of and compliance with this Agreement have not resulted and will not result in any violation of or conflict with, or constitute a material default under, any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to it, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Prepress; and there is no such term or provision which adversely affects Prepress, its operations or financial condition as presently conducted or as contemplated to be conducted. Prepress and, to the best knowledge of Prepress, its officers, directors and key employees, are not parties to any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, decree or order restricting its ability to enter or compete in any line of business or market.

          2.11 Material Contracts and Obligations.

               2.11.1 Included in the Exhibit 2.11 is a list of all agreements, contracts and other obligations to which Prepress is a party or by which it is bound that are material to the operation of its business and properties, which: (i) provide for aggregate payments to or by Prepress in excess of Ten Thousand Dollars ($10,000), (ii) obligate Prepress to share, license or develop any product or technology, (iii) appoint distributors, dealers or sublicensees of Prepress's products, which agreements cannot be terminated on thirty (30) days' notice or less or (iv) involve transactions or proposed transactions between Prepress and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such other obligations have been delivered to ZiaSun. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts. There is no pending or threatened dispute or disagreement, and there have been no events which may give rise to any dispute or disagreement, between Prepress and any of the clients or customers of Prepress, or any other person having a business relationship with Prepress, which dispute or disagreement, if resolved unfavorably to Prepress, would have a materially adverse effect on the operations or financial condition of Prepress. No client or customer of Prepress, or any other person having a business relationship with Prepress, has indicated that it presently contemplates terminating its business relationship with Prepress.

               2.11.2 To the best  knowledge of Prepress and  Shareholders,  all open orders, licenses and contracts for Prepress's products and services can be fulfilled by Prepress within its current capacity, in accordance with the terms thereof, and the fulfillment thereof will not result in material losses or material warranty or other liabilities to the Surviving Corporation. Exhibit 2.11 sets forth a summary of Prepress's backlog (including deferred revenue recorded on Prepress financials), which includes the total backlog as of the date of this Agreement, reflecting any written agreements and a monthly breakdown of the expected shipment dates for the orders represented by such backlog. All orders reflected in such backlog are evidenced by written purchase orders or contracts. All such orders or contracts are firm, fixed, committed and non-cancelable. To the best of its knowledge, Prepress will collect the revenue from such orders and contracts in accordance with the terms of their respective purchase orders or contracts, including, without limitation, receiving payment in accordance with the deadline set forth therein.

          2.12 Hazardous Waste Disposal. To the best knowledge of Prepress and Shareholders, Prepress has materially complied with all laws regulating the discharge and disposal of hazardous waste, the violation of which would have a material, adverse effect on the operations or financial condition of Prepress, including, but not limited to:

               2.12.1 Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Sections 9601, et seq.;

               2.12.2 Resource Conservation and Recovery Act, 42 USC Sections 6901, et seq.; and

               2.12.3 Toxic Substances Control Act, 15 USC Sections 2601, et seq.

          2.13 Licenses and Permits. Included in the Exhibit 2.13 is a complete and accurate list of all of the licenses, permits, authorizations and franchises issued to, possessed by, used by or otherwise in effect with respect to the business of Asia Prepress LLC. Shareholders shall use their best efforts to assist ZiaSun and Asia Prepress LLC in obtaining any and all items not currently represented on said exhibit at the earliest possible time period following the transition. Taking the above into account, Asia Prepress LLC has delivered to ZiaSun complete and accurate copies of all of the licenses, permits, authorizations and franchises identified in said Exhibit. All of the Asia Prepress LLC licenses, permits, authorizations and franchises identified are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises required to permit Asia Prepress LLC to conduct its business in the manner in which it is now being conducted, and to the best knowledge of Prepress and Shareholders, Asia Prepress LLC is not in violation or breach of any of the terms, requirements or conditions of any of material licenses, permits, authorizations or franchises.

          2.14 Litigation, Etc. To the best knowledge of Prepress and Shareholders, there are no actions, suits, proceedings or investigations pending against Prepress or, to the best knowledge of Prepress, any of its officers or directors or its properties, before any court or governmental agency (nor, to the best knowledge of Prepress, is there any reasonable basis therefore or threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of Prepress, or in any material impairment of the right or ability of Prepress to carry on its business as now conducted or in any material liability on the part of Prepress, or any change in the current equity ownership of Prepress, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefore known to Prepress) involving the prior employment of any of Prepress's employees, their use in connection with Prepress's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

          2.15 Criminal Investigations and Activities. To the best knowledge of Prepress and Shareholders, Prepress, its past and present officers and directors and the Shareholders: (i) have never been convicted of a felony,
     (ii) have not been named as a defendant in a pending criminal proceeding involving a felony, and (iii) are not now or ever have been the subject of any governmental decree or order prohibiting it or any of them from engaging in certain business activities. There is no pending criminal investigation of any nature whatsoever into the activities of Prepress, its officers, directors and Shareholders. Prepress has fully complied with the provisions of the United States Export Administration Act and all rules and regulations promulgated thereunder.

          2.16 Material Liabilities. To the best knowledge of Prepress and Shareholders, Prepress has no liabilities which are, individually or in the aggregate, material to the financial condition or operating results of Prepress which have not been disclosed on Exhibit 2.16.

          2.17 Prepress Financial Statements. Exhibit 2.17 sets forth Prepress's audited balance sheets as of December 31, 1998 and 1999 (the "Balance Sheets") and the related audited statements of operations, stockholders' equity and cash flows for the years then ended and the Prepress's unaudited balance sheets dated as of December 31, 1999 and the unaudited statements of operations for the period then ended (all of the foregoing collectively the "Prepress Financials"). The Prepress Financials have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods presented except that the unaudited Prepress Financials do not contain the footnotes required by GAAP and are subject to normal year-end adjustments which will not be material individually or in the aggregate. The Prepress Financials fairly present the financial position of Prepress as of their dates and results of operations for the periods there ended. Except as set forth in the Prepress Financials, Prepress does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate has not arisen in the ordinary course of Prepress's business since the unaudited Prepress Financials, in all cases consistent with past practices and amounts.

          2.18 Tax and Other Returns and Reports.

               2.18.1 Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               2.18.2 Tax  Returns  and  Audits.  Except as set forth in Exhibit
          2.18.

                    (a) Prepress as of the Effective Time will have prepared and filed all Federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed by such date relating to any and all Taxes concerning or attributable to Prepress or its operations and such Returns are or will be true and correct and have or will completed in accordance with applicable law.

                    (b) Prepress as of the Effective Time: (a) will have paid or accrued a reserve to pay all Taxes it is required to pay or accrue and (b) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (c) Prepress has not been  delinquent  in the payment of any
               Tax nor is there any Tax deficiency outstanding, proposed or assessed against Prepress, nor has Prepress executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (d) No audit or other  examination of any Return of Prepress is presently in progress, nor has Prepress been notified of any request for such an audit or other examination.

                    (e) Prepress does not have any liabilities for unpaid Federal, state, local or foreign Taxes which have not been accrued or reserved against on the Prepress Financials, whether asserted or unasserted, contingent or otherwise, and Prepress has no knowledge of or, any basis for the assertion of any such liability attributable to Prepress, its assets or operations.

                    (f) Prepress  has  provided to ZiaSun  copies of all Federal and state income and all state sales and use Tax Returns filed to date for all periods since the date of Prepress's incorporation.

                    (g) With the  exception  of the line of credit and any other
               Liens, as reflected on the Prepress Financials, attached hereto as Exhibit 2.17, there are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of Prepress relating to or attributable to Taxes except liens for current taxes not yet delinquent.

                    (h) Prepress has no knowledge of any basis for the assertion of any claims relating or attributable to Taxes which, if adversely determined, would result in any Liens on the assets of Prepress.

                    (i) None of Prepress's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                    (j) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Prepress that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 2806 or 162 of the Code.

                    (k)  Prepress  has not filed  any  consent  agreement  under
               Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Prepress.

                    (l) Prepress is not a party to a tax sharing or allocation agreement nor does Prepress owe any amount under any such agreement.

                    (m) Prepress is not, and has not been at any time, a "United
               States real property holding  corporation"  within the meaning of
               Section 897(c)(2) of the Code.

                    (n) Prepress has not agreed to and is not required to make any adjustment pursuant to Section 481 (a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application by Prepress pending with any taxing authority requesting permission for any changes in any accounting method of Prepress. No taxing agency (domestic or foreign) has proposed any adjustment or change in Prepress's method of accounting for tax purposes.

          2.19 Title. Prepress has good and marketable title to all of its assets and properties (both tangible and intangible). Such assets and properties (both tangible and intangible) are not subject to any security interests, liens, mortgages, pledges, encumbrances or charges of any kind.

          2.20 Change of Control. There is no plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of Prepress as a result of or in connection with the Merger.

          2.21 Disclosure. To the best knowledge of Prepress and Shareholders, Prepress has fully provided ZiaSun with all of the information which ZiaSun has requested for deciding whether to enter into the Reorganization hereunder. To the best knowledge of Prepress and Shareholders, this Agreement, the Prepress Financials, and any written statement or certificate furnished to ZiaSun pursuant to this Agreement in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact nor omit to state a material fact necessary to make the statements made not misleading.

          2.22 Tax Treatment of Transaction. To the best knowledge of Prepress and Shareholders, and based upon consultation with its independent advisors, Prepress has not taken or agreed to take any action, and is not aware of any condition that (without giving effect to any action taken or agreed to be taken by Prepress) would effect the ability of the parties hereto to report the business combination to be effected by the Merger as a tax-free reorganization within the meaning of Section 368 of the Code.

     3. Representations and Warranties of ZiaSun. ZiaSun represents and warrants to the Shareholders that:

          3.1 Corporate Status. ZiaSun is a corporation duly organized and existing under the laws of Nevada, with authorized, issued and outstanding capital stock as set forth in the 1934 Act documents defined in Section 3.4 below.

          3.2 Corporate Authority and Authorization. ZiaSun has the corporate power and authority to issue and deliver the ZiaSun Common Stock required to be issued hereunder to Prepress; and such shares when delivered at or after the Closing will be fully paid and nonassessable. All corporate action on the part of ZiaSun necessary for the authorization, execution, delivery and performance of this Agreement by ZiaSun and the performance of all of ZiaSun's obligations hereunder has been taken. This Agreement constitutes a valid and binding obligation of ZiaSun, and enforceable against ZiaSun in accordance with its terms, except the indemnification provisions of Section 5. hereof may be limited by principals of public policy and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.3 Governmental Consent. To the best knowledge of ZiaSun, no consent, approval or authorization or designation, declaration or filing with any governmental authority on the part of ZiaSun or third parties, is required in connection with the valid execution and delivery of this Agreement, or of the consummation of any other transaction contemplated hereby except as specifically referenced in the Agreement.

          3.4 1934 Act  Documents.  ZiaSun has  delivered  to  Prepress  and the
     Shareholders a copy of its most current Registration Statement on Form 10-SB, as amended and its Form 10-KSB for the year ended December 31, 2000 (the "1934 Act Documents") filed with the U.S. Securities and Exchange Commission ("SEC") by ZiaSun pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). To the best knowledge of ZiaSun, None of the 1934 Documents, when taken together, contain any untrue statement of the material fact or omit to state a material fact necessary to make the statements made not misleading.

     4. Additional Agreements.

          4.1 Tax Accounting. ZiaSun, Prepress and the Shareholders have not taken and will not take any action which reasonably would be expected to jeopardize the tax-free nature of the reorganization hereunder.

          4.2 Substitution of Guaranty.  The Line of Credit set forth in Exhibit
     2.17 hereto, is secured by the personal guaranty of Patrick Cox. ZiaSun agrees to assume the guaranty of said Line of Credit and obtain the release of the guaranty of Patrick Cox, within 90 days of the Closing and further, agrees to hold harmless Patrick Cox with regard to said guaranty.

     5. Survival of Representations. Warranties; Indemnity. The respective representations and warranties given by ZiaSun, Prepress and the Shareholders contained herein shall remain effective against their respective successors, heirs and assigns and shall survive the Closing. ZiaSun shall indemnify and hold Prepress and the Shareholders harmless from any damage, claim, liability or expense, including reasonable attorneys' fees, arising out of the breach of any representation or warranty or the nonfulfillment of any agreement contained herein, or in any certificate to be delivered at the Closing, by ZiaSun. Prepress and each of the Shareholders, jointly and severally, shall, in proportion to the Shareholders' respective ownership interest in Prepress, indemnify and hold ZiaSun harmless from any damage, claim, liability or expense, including reasonable attorneys' fees, arising out of the breach of any representation or warranty or the nonfulfillment of any agreement contained herein, or in any certificate to be delivered at the Closing, by Prepress or the Shareholders, provided however, that notice of any such breach shall have been communicated with specificity within two (2) years of the date hereof.

     6. Securities Laws Matters. Because of the exemptions from the registration requirements of the Securities Act of 1933 (the "Act") and from the qualification requirements of the Nevada Revised Statutes ("NRS") relied upon by ZiaSun in issuing the shares of ZiaSun Common Stock under Section 1 above (the "Securities"), the Shareholders represent and warrant that they:

          6.1 Are aware that such Securities are highly speculative and that there can be no assurance as to what return, if any, there may be.

          6.2 Are aware of ZiaSun's business affairs and financial condition and have acquired sufficient information about ZiaSun to reach an informed and knowledgeable decision to acquire such Securities.

          6.3 Are each acquiring such Securities for investment for his or her own account only and not with a view to, or for sale in connection with, any "distribution" thereof within the meaning of the Act or the NRS.

          6.4 Understand that such Securities have not been registered under the Act or qualified under the Law by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Shareholders' investment intent as expressed herein. In this connection, the Shareholders' understand that, in the view of the SEC, the statutory basis for one exemption from the Act may not be present if their representations mean that their present intentions are to hold such shares for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

          6.5 Understand that such Securities must be held indefinitely unless subsequently registered under the Act and qualified under the Law or an exemption from such registration and such qualification is available, and that, except as set forth in Section 7 below, ZiaSun is under no obligation to effect such registration or qualification or to assure the availability of any such exemption.

          6.6 Are aware of Rule 144 promulgated under the Act which permits limited public resale of the Securities if it is acquired in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about ZiaSun, the resale occurring not less than one (1) year after he or she purchased and completed payment for the Securities to be sold, the sale being made on the public market through a broker in an unsolicited "broker's transaction" or to a "market maker" and the amount of the Securities sold during any three-month period not exceeding specified limitations (generally, one percent (1%) of all Common Stock outstanding); except that such conditions need not be met by a person who is not an affiliate of ZiaSun at the time of sale and has not been an affiliate for the preceding three (3) months, if the Securities to be sold have been beneficially owned by such person for at least two (2) years prior to their sale. The Common Stock may not be publicly traded or ZiaSun may not be satisfying the current public information requirements of Rule 144 at the time a Shareholder wishes to sell the Securities; and thus, they may be precluded from selling the Securities under Rule 144 even though the minimum holding period may have been satisfied.

          6.7 Further understand that in the event the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A or some other registration exemption will be required for any disposition of the Securities; and that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell private placement Securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in such transactions do so at their own risk.

          6.8 Understand that the certificates evidencing the Securities will be imprinted with legends in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     7. Compliance with Securities Act.


          7.1 Reports Under the 1934 Act. With a view to making available to the Shareholders the benefits of certain rules and regulations promulgated by the SEC that may permit the Shareholders to sell shares of ZiaSun's stock to the public without registration, ZiaSun agrees to:

          7.1.1 Make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times subsequent to the Closing; and

          7.1.2 Furnish to any Shareholder upon request, a written statement by ZiaSun that it has complied with the reporting requirements of Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of ZiaSun, and such other reports and documents so filed by ZiaSun as may be reasonably requested in availing the Shareholder of any rule or regulation promulgated by the Commission that allows the selling of any such securities without registration.

     8. Expenses. Except as provided to the contrary herein, ZiaSun and Prepress shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement.

     9. Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     10. Entire Agreement. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The expressed terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     12. Broker's or Finder's Fees. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker or finder whose name is set forth on Exhibit 12, and whose fee shall be paid by ZiaSun. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

     13. Other Remedies. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     14. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

     15. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     16. No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     17. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

     18. Notices. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, addressed as follows:

         If to Prepress, addressed to:.
         ----------------------------
         Mr. Patrick R. Cox, , President
         Asia Prepress Technology, Inc.
         6711 Dover Road
         Glen Burnie, MD 21060
         Telephone:        (410) 760-7909
         Facsimile:        (410) 766-0216

         With a copy to Prepress Counsel, addressed to:
         ---------------------------------------------
         Mr. Ira K. Himmel
         Attorney at Law
         W.R. Grace Building
         Suite 901
         10 East Baltimore Street
         Baltimore, Maryland 21202
         Telephone:        (410) 547-2600
         Facsimile:        (410) 625-4709

         If to ZiaSun, addressed to:
         --------------------------
         Mr. Allen D. Hardman
         President and CEO
         ZiaSun Technologies, Inc.
         462 Stevens Avenue
         Suite 106
         Solana Beach, CA 92075
         Telephone:        (858) 350-4060
         Facsimile:        (858) 350-4066

         With a copy to ZiaSun counsel, addressed to:
         -------------------------------------------
         Mr. George G. Chachas
         Wenthur & Chachas
         4180 La Jolla Village Drive
         Suite 500
         La Jolla, California 92037
         Telephone:        (858) 457-3800
         Facsimile:        (858) 457-3691

          Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

     19. Time. Time is of the essence of this Agreement.

     20. Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference in this Agreement to any Section shall include a reference to every Section the number of which begins with the number of the Sections to which reference is specifically made (e.g., a reference to Section 5.8 shall include a reference to Sections 5.8.1 and 5.8.2.1). The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     21. No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

     22. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party, to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     23. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended nor shall be interpreted to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, or partner of any party hereto or any other person; unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     24. Parties in Interest. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto any rights or remedies under or by reason hereof.

     25. Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     26. Governing Law. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     27. Negotiated Agreement. This Agreement has been negotiated by the parties hereto and their respective legal counsel, and the language hereof shall not be construed for or against any such party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   ZIASUN TECHNOLOGIES, INC.
                                   A Nevada Corporation


Dated: 05/24/2000                  /s/  D. Scott Elder
                                   -------------------------------
                                   By:  D. Scott Elder
                                   Its: Chairman


Dated: 22 May 2000                 /s/  Allen D. Hardman
                                   -------------------------------
                                   By:  Allen D. Hardman
                                   Its: President and CEO

                                   MOMENTUM MERGER CORP.
                                   A Maryland Corporation


Dated: 22 May 2000                 /s/  Allen D. Hardman
                                   ------------------------------
                                   By:  Allen D. Hardman
                                   Its: President and Secretary


                                   ASIA PREPRESS TECHNOLOGY, INC.
                                   A Maryland Corporation


Dated: 5/25/2000                   /s/  Patrick R. Cox
                                   ------------------------------
                                   By:  Patrick R. Cox
                                   Its: President


Dated: 5/25/00                     /s/  Mark McMullen
                                   ------------------------------
                                   By:  Mark McMullen
                                   Its: Secretary


                                   SHAREHOLDERS

Dated:      5/25/2000              /s/  Patrick R. Cox
                                   ------------------------------
                                   Patrick R. Cox


Dated:      5/25/2000              /s/  Calvin A. Cox
                                   ------------------------------
                                   Calvin  A. Cox

                                LIST OF EXHIBITS
                                ----------------

     EXHIBIT 2          Schedule of Exceptions for ASIA PREPRESS
     EXHIBIT 2.2        Shares Issued and Outstanding of ASIA PREPRESS
     EXHIBIT 2.6.1      Intellectual Property Right Agreements of ASIA PREPRESS
     EXHIBIT 2.6.2      Software and Proprietary Programs of ASIA PREPRESS
     EXHIBIT 2.11       Material  Agreements,  Contracts  and  Obligations  of
                        ASIA PREPRESS
     EXHIBIT 2.13       Licenses, Permits and Authorizations Related to ASIA
                        PREPRESS
     EXHIBIT 2.16       Material Liabilities of ASIA PREPRESS
     EXHIBIT 2.17       Audited Financial Statements of ASIA PREPRESS
     EXHIBIT 2.18       Tax Reports and Returns of ASIA PREPRESS
     EXHIBIT 12         Brokers

                                    EXHIBIT 2
                                    ---------

                    SCHEDULE OF EXCEPTIONS FOR ASIA PREPRESS

--------------------------------------------------------------------------------


                                      NONE

                                   EXHIBIT 2.2
                                   -----------

                 SHARES ISSUED AND OUTSTANDING OF ASIA PREPRESS
--------------------------------------------------------------------------------



         Shareholder Name                                     Shares Owned
         -----------------------------------------------------------------
         Patrick R. Cox                                       99

         Calvin A. Cox                                        1

                                  EXHIBIT 2.6.1
                                  -------------

             INTELLECTUAL PROPERTY RIGHT AGREEMENTS OF ASIA PREPRESS
--------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.6.2
                                  -------------

               SOFTWARE AND PROPRIETARY PROGRAMS OF ASIA PREPRESS
--------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.11
                                  ------------

         MATERIAL AGREEMENTS, CONTRACTS AND OBLIGATIONS OF ASIA PREPRESS
--------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.13
                                  ------------

        LICENSES, PERMITS AND AUTHORIZATIONS RELATED TO ASIA PREPRESS LLC
--------------------------------------------------------------------------------



1.   Certificate  of  Registration  issued  by  Clark  Development  Corporation,
     Republic of the Philippines, Office of the President for the Philippine Branch on September 26, 1995.

2.   Certificate  of  Registration  issued  by  Clark  Development  Corporation,
     Republic of the Philippines, Office of the President for the LLC-Clark Branch on March 20, 1998.

3. Certificate of Registration issued by Bureau of Internal Revenue of the Philippines on March 20, 1998.

4. Certificate of Tax Exemption issued by Clark Development Corporation, Republic of the Philippines, Office of the President on January 15, 1997,

5. Application for Registration issued by Republic of Philippines on September 26, 1995.

6.   Certificate  of  Registration   and  Tax  Exemption  issued  by  Subic  Bay
     Metropolitan Authority for the Philippine Branch on August 10,1999.

                                  EXHIBIT 2.16
                                  ------------

                      MATERIAL LIABILITIES OF ASIA PREPRESS
--------------------------------------------------------------------------------

     A working capital line of credit exists in the amount of $250,000, between Asia Prepress and First Union National Bank, dated January 29, 1999. Under this line of credit Asia Prepress may borrow, repay and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The loan proceeds are to be used solely to finance inventory and/or accounts receivable. The interest rate shall accrue on the unpaid principal balance at the rate of Bank's Prime Rate plus 1.50% as that rate may change form time to time. The personal guarantor of the line of credit is Patrick R. Cox. In the event of a default, all outstanding obligations shall bear interest at the Bank's Prime Rate plus 3%, in addition, any necessary attorney's fee will be collected which will equal 15% of the guaranteed obligations then outstanding. All principal and accrued interest under this agreement are due and payable in full on June 1, 2000. As of June 1, 2000 the unpaid principal and interest due on the line of credit will be $159,228.28.

                                  EXHIBIT 2.17
                                  ------------

                          AUDITED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    TO BE PROVIDED WITHIN 60 DAYS OF CLOSING

                                  EXHIBIT 2.18
                                  ------------

                    TAX REPORTS AND RETURNS OF ASIA PREPRESS
--------------------------------------------------------------------------------


                                  SEE ATTACHED

                                   EXHIBIT 12
                                   ----------

                                     BROKERS
--------------------------------------------------------------------------------

     With the exception of the shares issued to the Shareholders of ASIA PREPRESS as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.